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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 30, 2003

ADC TELECOMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

0-1424 (Commission file number)	41-0743912 (IRS employer identification no.)

13625 Technology Drive, Eden Prairie, Minnesota 55344
(Address of Principal Executive Offices, Including Zip Code)

(952) 938-8080
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

        Effective as of July 30, 2003, ADC Telecommunications, Inc., a Minnesota corporation (the "Company"), amended and restated the Company's Shareholder Rights Agreement with Computershare Investor Services, LLC, originally adopted on September 23, 1986 (as amended, the "Rights Agreement"). The amended and restated Rights Agreement was executed on July 30, 2003. Capitalized terms used and not otherwise defined herein have the meanings given to them in the Rights Agreement.

        In connection with the amendment and restatement of the Rights Agreement, the Rights issuable thereunder have been changed from a right to purchase a share of the Company's Common Stock to a right to purchase a fraction of a share of the Company's Series A Junior Participating Preferred Stock. In addition, the Final Expiration Date of the Rights has been extended from November 28, 2005 to July 30, 2013. The purchase price for each Right has been set at $17.00.

        A copy of the Rights Agreement and the exhibits thereto has been filed as an exhibit to a Form 8-A/A filed July 30, 2003, and is incorporated herein by reference. The foregoing description of the amendments to the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement.

Item 7. Financial Statements and Exhibits.

  (c)
  Exhibits.

  4-b
  Rights Agreement, as amended and restated as of July 30, 2003, between the Company and Computershare Investor Services, LLC, as Rights Agent (which includes as Exhibit A, the Form of Certificate of Designation, Preferences and Right of Series A Junior Participating Preferred Stock, as Exhibit B, the Form of Rights Certificate, and as Exhibit C, the Summary of Stock Rights) (incorporated by reference to similarly numbered exhibit on Form 8-A/A filed on July 30, 2003).

  99.1
  Press Release, dated July 30, 2003, furnished under Item 9.

Item 9. Regulation FD Disclosure.

        On July 30, 2003 the Company announced the amendment of its Rights Agreement. A copy of the press release containing the announcement is included as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADC TELECOMMUNICATIONS, INC.
	By:	/s/ Richard R. Roscitt Richard R. Roscitt Chairman and Chief Executive Officer
Dated: July 30, 2003

EXHIBIT INDEX

Exhibit No.	Description
4-b	Rights Agreement, as amended and restated as of July 30, 2003, between the Company and Computershare Investor Services, LLC, as Rights Agent (which includes as Exhibit A, the Form of Certificate of Designation, Preferences and Right of Series A Junior Participating Preferred Stock, as Exhibit B, the Form of Rights Certificate, and as Exhibit C, the Summary of Stock Rights) (incorporated by reference to similarly numbered exhibit on Form 8-A/A filed on July 30, 2003).
99.1	Press Release, dated July 30, 2003, furnished under Item 9.

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SIGNATURES
EXHIBIT INDEX